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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Registration Statement File No.'s 333-56703 (Form S-1), 333-79021 (Form S-8 filed May 21, 1999), 333-79027 (Form S-8 filed May 21, 1999) and 333-79033
(Form S-3 filed May 21, 1999).

ARTHUR ANDERSEN LLP


Memphis, Tennessee,
May 21, 1999